Exhibit (g)(2)

APPENDIX A TO CUSTODIAN AGREEMENT BETWEEN MELLON BANK, N.A. AND EACH OF THE INVESTMENT COMPANIES DATED AS OF December 16, 2007

FUND	PORTFOLIO

Fidelity Commonwealth Trust II	Fidelity International Enhanced Index Fund (1)
Fidelity Commonwealth Trust II	Fidelity Large Cap Growth Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Value Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Core Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Mid Cap Enhanced Index Fund (2)
Fidelity Commonwealth Trust II	Fidelity Small Cap Enhanced Index Fund (3)

Notes:
The addition of Fidelity Commonwealth Trust II:
Fidelity International Enhanced Index Fund
Fidelity Mid Cap Enhanced Index Fund
Fidelity Small Cap Enhanced Index Fund

Each of the Investment Companies	MELLON BANK, N.A.
Listed on Appendix “A” Attached
Hereto, on Behalf of each of Their
Respective Portfolios

By: /s/Mark Osterheld	By: /s/Claire Driscoll

Name: Mark Osterheld	Name: Claire Driscoll

Title: Treasurer	Title: Vice President